Exhibit 99.1

Getty Images Reports Preliminary Second Quarter 2023 Results

New York, NY, August 14, 2023 – Getty Images Holdings, Inc. “Getty Images” or the “Company”) (NYSE: GETY), a preeminent global visual content creator and marketplace, today reported preliminary financial results for the second quarter ended June 30, 2023.

“The second quarter was a more challenging environment; however, we continue to see increased customer commitment and content utilization, notably through growth in subscriptions, new customers and in our Corporate sector,” said Craig Peters, Chief Executive Officer for Getty Images. “The second quarter also saw us launch major search improvements through Natural Language search, providing significantly improved returns against any customer query. We also continue to make progress in developing a truly differentiated generative AI service that addresses customers’ commercial needs and in introducing new AI modification capabilities within our sites. We remain focused on driving value and efficiencies for our customers through our highly differentiated, industry-leading content and services, and positioning Getty Images for long-term success.”

Second Quarter 2023 Financial Summary:

•	Revenue of $225.7 million declined 3.3% year over year. On a currency neutral basis, revenues decreased 2.0%.
•	Creative revenue of $141.3 million, down 3.7% year over year and 2.3% on a currency neutral basis.
•	Editorial revenue of $80.3 million, down 3.2% year over year and 2.0% on a currency neutral basis.
•	Annual Subscription Revenue as a percentage of total revenue grew to 51.8%, up from 48.2% in Q2’22 and up from a finish of 49% for the full year 2022.
•	Net Loss of $4.3 million, down from Net Income of $38.7 million from Q2’22. Included in Q2’23 was a $0.4 million unrealized gain related to the change in fair value of the Company’s Euro term loan and a $0.6 million loss related to the mark-to-market on an interest rate swap, compared with gains of $29.3 million on the Euro term loan and $4.7 million on the interest rate swap in Q2’22. Net Income Margin was (1.9%) compared to 16.6% in Q2’22.
•	Adjusted EBITDA* of $66.5 million, down 10.3% year over year and 8.9% on a currency neutral basis. Adjusted EBITDA Margin* was 29.5% compared to 31.7% in Q2’22, due primarily to the decline in revenue and $7 million of incremental legal expenses related to ongoing litigation.
•	Adjusted EBITDA less capex* was $52.5 million, down 12.3% year over year and down 10.5% on a currency neutral basis.

Liquidity and Balance Sheet:

•	Net cash provided by operating activities of $41.9 million in Q2’23, compared to $30.9 million in the prior year period.
•	Free cash flow* of $27.9 million in Q2’23, compared to $16.8 million in the prior year period.
•	Ending cash balance on June 30, 2023 was $121.3 million, up $23.4 million from the ending balance on December 31, 2022 and a decrease of $92.5 million from June 30, 2022. The year-over-year change in the cash balance reflects total debt paydowns of $330.4 million on our USD term loan through June 30, 2023.
•	During the quarter, the Company amended the Revolver, upsizing the facility to $150.0 million and extending the maturity to May 4, 2028. The Revolver remains undrawn, for total available liquidity of $271.3 million.
•	The Company’s total debt was $1.418 billion, which included $300.0 million in senior notes and a term loan balance of $1.118 billion, consisting of $662.2 million in USD and $456.1 million in USD equivalent of Euros, converted using exchange rates as of June 30, 2023.
•	On August 11, 2023, the Company made a voluntary repayment on the USD term loan of $20.0 million from balance sheet cash. In line with its commitment to further de-lever the balance sheet, the company has utilized over 100% of free cash flow to repay $45.2 million of debt year to date.

* Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA less capex, and Free Cash Flow are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section below.

Key Performance Indicators (KPIs)1,8

	Last Twelve Months Ended June 30,
	2023[1]	2022	Y/Y Change
LTM total purchasing customers (thousands)[2]	830	843	-1.6%
LTM total active annual subscribers (thousands)[3]	182	89	104.1%
LTM paid download volume (millions)[4]	94	93	1.1%
LTM annual subscriber revenue retention rate[5]	98.5%	101.9%	-340	bps
Image collection (millions)[6]	513	474	8.2%
Video collection (millions) [6]	26	22	16.3%
LTM video attachment rate[7]	13.5%	12.2%	+130	bps

Note: The Key Operating Metrics outlined are the metrics that provide management with the most immediate understanding of the drivers of business performance and our ability to deliver shareholder return, track to financial targets and prioritize customer satisfaction. Note, KPI comparisons to periods prior to trailing twelve-months ended June 30, 2023 reflect some COVID-19 impact.

Annual subscription - includes all products with a duration of 12 months or longer

1 Beginning with the three months ended September 30, 2022, the Company made two changes to its reporting that has some impact on reported KPI’s. First, activity for LATAM, Turkey and Israel, which was previously excluded from these metrics, is now included due to completion of a system migration. Additionally, the method by which we aggregate our customer accounts was updated to better align with our internal sales CRM system. We have not restated historical periods given the immaterial impact to the KPI’s, except for LTM total active annual subscribers and LTM annual subscriber revenue retention rate for which the legacy reporting format is detailed in noted 2, 3 and 5 below.

2 The count of total customers who made a purchase within the reporting period based on billed revenue. Absent the reporting changes noted in Note 1 above, LTM total purchasing customers would have been 839 thousand.

3 The count of customers who were on an annual subscription product during the reporting period. Absent the reporting changes noted in Note 1, LTM total active annual subscribers would have been 162 thousand, up 82% year on year.

4 A count of the number of paid downloads by our customers in the reporting period. Excludes downloads from Editorial Subscriptions, Editorial feeds and certain API structured deals, including bulk unlimited deals. Excludes downloads starting in Q3’22 tied to a two-year deal signed with Amazon in July 2022, as the magnitude of the potential download volume over the deal term could result in significant fluctuations in this metric without corresponding impact to revenue in the same period.

5 This calculates retention of total revenue for customers on an annual subscription product, comparing the customer’s total billed revenue (inclusive of both annual subscription and non-annual subscription products) in the LTM period to the prior LTM period. Absent the reporting changes noted in Note 1 above, LTM annual subscriber retention rate would have been 97.3%.

6 A count of the total images and videos in our content library as of the reporting date.

7 A measure of the percentage of total paid customer downloaders who are video downloaders. The underlying calculation of this metric was changed vs. previously reported metrics. This change was made to exclude the impact of downloader activity from our free trial subscriptions which are skewed entirely to stills-only content.

8 The Company launched Unsplash+ during the three months ended December 31, 2022. This new Unsplash subscription is included within these KPI’s from the launch date forward.

Second Quarter 2023 Business Highlights:

•	In partnership with NVIDIA, made significant progress in bringing to market a high-quality, commercially viable, fully-indemnified, creator-responsible generative AI service, expected to launch late Q3.
•	Announced exclusive, multi-year partnership with US Soccer and renewed agreements with Major League Baseball and Tribeca Film Festival to deliver an industry-leading service in the creation and distribution of world-class sports and entertainment content.
•	Expanded deployment of Natural Language search to better surface Getty Images’ pre-shot content, now returning a much broader set of high-quality results even against the most complex search string.

Financial Outlook for Full Year 2023

“Looking ahead, we are updating our Full Year 2023 guidance to reflect our performance through the first half of this year, ongoing macro-economic and Agency sector pressures, expected impacts from the U.S. Hollywood strikes, as well as litigation costs that are expected to be largely concentrated in the first half of 2023,” said Jennifer Leyden, Chief Financial Officer.

The following tables summarize Getty Images updated fiscal year 2023 guidance:

	Updated 2023 Guidance	Prior 2023 Guidance
Revenue	$920 million to $935 million	$936 million to $963 million
Revenue Growth YoY	-0.7% to 0.9%	1.0% to 4.0%
Revenue Growth, Currency Neutral	-0.7% to 1.0%	1.5% to 4.5%
Adjusted EBITDA	$292 million to $303 million	$305 million to $315 million
Adjusted EBITDA Growth YoY	-3.8% to -0.3%	0.4% to 3.6%
Adjusted EBITDA Growth, Currency Neutral	-3.8% to -0.3%	0.7% to 4.0%

Assuming foreign currency rates remain at current levels, the guidance includes the following estimated and actual impacts from FX on revenue and EBITDA:

	FX Headwind	FX Tailwind		FX Impact
	1H 2023 (actual)	Q3 2023	2H 2023	2023
Revenue	($10.7) million	~$3.0 million	~$10.5 million	(~$0.1) million
Adjusted EBITDA	($4.4) million	~$1.0 million	~$4.5 million	~$0.1 million

Preliminary Results and Extension of 10-Q Filing

The Company expects to file a Form 12b-25 with the Securities and Exchange Commission to disclose that it will not be able to file its Form 10-Q by its due date of August 14, 2023 and may not file within the 5-day extension period allowed by the form. The delay in filing this Form 10-Q is due to the Company’s independent auditors requiring time for additional audit processes in response to a comment arising from an inspection of the audit workpapers of the Company’s 2022 financial statements. As of this date, we are not aware of, nor has our independent auditor advised us of any material misstatement to the 2022 financial statements.

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Monday, August 14, 2023, to discuss its preliminary second quarter 2023 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.gettyimages.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for fourteen days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13740020.

About Getty Images

Getty Images (NYSE: GETY) is a preeminent global visual content creator and marketplace that offers a full range of content solutions to meet the needs of any customer around the globe, no matter their size. Through its Getty Images, iStock and Unsplash brands, websites and APIs, Getty Images serves customers in almost every country in the world and is the first-place people turn to discover, purchase and share powerful visual content from the world’s best photographers and videographers. Getty Images works with over 541,000 contributors and more than 310 content partners to deliver this powerful and comprehensive content. Each year Getty Images covers more than 160,000 news, sport and entertainment events providing depth and breadth of coverage that is unmatched. Getty Images maintains one of the largest and best privately-owned photographic archives in the world with millions of images dating back to the beginning of photography.

For company news and announcements, visit our Newsroom.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including: that the preliminary results for the second quarter are preliminary and subject to change pending the completion of the Company’s quarterly closing process and review; the timing of our filing of the Form 10-Q for the quarter ended June 30, 2023; our inability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs; our ability to attract new customers and retain and motivate an increase in spending by its existing customers; the user experience of our customers on our websites; the extent to which we are able to maintain and expand the breadth and quality of our content library through content licensed from third-party suppliers, content acquisitions and imagery captured by its staff of inhouse photographers; the mix of and basis upon which we license our content, including the price-points at, and the license models and purchase options through, which we license our content; the risk that we operate in a highly competitive market; the risk that we are unable to successfully execute our business strategy or effectively manage costs; our inability to effectively manage our growth; our inability to maintain an effective system of internal controls and financial reporting; the risk that we may lose the right to use “Getty Images” trademarks; our inability to evaluate our future prospects and challenges due to evolving markets and customers’ industries; the legal, social and ethical issues relating to the use of new and evolving technologies, such as Artificial Intelligence; the risk that our operations in and continued expansion into international markets bring additional business, political, regulatory, operational, financial and economic risks; our inability to adequately adapt our technology systems to ingest and deliver sufficient new content; the risk of technological interruptions or cybersecurity vulnerabilities; the inability to expand our operations into new products, services and technologies and to increase customer and supplier awareness of new and emerging products and services; the loss of and inability to attract and retain key personnel that could negatively impact our business growth; the inability to protect the proprietary information of customers and networks against security breaches and protect and enforce intellectual property rights; our reliance on third parties; the risks related to our use of independent contractors; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, higher interest rates, devaluation the impact of recent bank failures on the marketplace and the ability to access credit and significant political or civil disturbances in international markets where we conduct business; the risk that claims, lawsuits and other proceedings that have been, or may be, instituted against us or our predecessors could adversely affect our business; the inability to maintain the listing of our Class A common stock on the New York Stock Exchange; volatility in our stock price and in the liquidity of the trading market for our Class A Common Stock; the lingering effects of the COVID-19 pandemic; changes in applicable laws or regulations; the risks associated with evolving corporate governance and public disclosure requirements; the risk of greater than anticipated tax liabilities; the risks associated with the storage and use of personally identifiable information; earnings-related risks such as those associated with late payments, goodwill or other intangible assets; our ability to obtain additional capital on commercially reasonable terms; the risks associated with being an “emerging growth company” within the meaning of the Securities Act of 1933, as amended; risks associated with our reliance on information technology in critical areas of our operations; our inability to pay dividends for the foreseeable future; the risks associated with additional issuances of Class A Common Stock without stockholder approval; costs related to operating as a public company; and those factors discussed under the heading “Item 1.A. Risk Factors” of our most recently filed Annual Report on Form 10-K. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described under the heading “Item 1.A. Risk Factors” in our most recently filed Annual Report on Form 10-K and in our other filings with the SEC. The risks described under the heading “Item 1.A. Risk Factors” in our most recently filed Annual Report on Form 10-K are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

GETTY IMAGES HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
REVENUE	$225,675	$233,327	$461,317	$464,305

OPERATING EXPENSE:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	$63,354	$65,118	$126,640	$127,012
Selling, general and administrative expenses	107,723	95,528	210,118	188,681
Depreciation	13,540	12,379	26,563	24,891
Amortization	7,260	11,905	14,467	24,110
Other operating expense – net	332	862	611	3,568
Operating expense	192,209	185,792	378,399	368,262
INCOME FROM OPERATIONS	33,466	47,535	82,918	96,043

OTHER (EXPENSE) INCOME, NET:
Interest expense	(31,683)	(29,986)	(62,180)	(59,586)
(Loss) gain on fair value adjustment for swaps and foreign currency exchange contract – net	(640)	4,979	(2,725)	17,105
Unrealized foreign exchange (loss) gains – net	(3,165)	31,191	(14,087)	38,234
Other non-operating income – net	634	198	1,122	355

Total other (expense) income – net	(34,854)	6,382	(77,870)	(3,892)
(LOSS) INCOME BEFORE INCOME TAXES	(1,388)	53,917	5,048	92,151
INCOME TAX EXPENSE	(2,889)	(15,222)	(6,122)	(28,349)

NET (LOSS) INCOME	(4,277)	38,695	(1,074)	63,802
Less:
Net (loss) income attributable to noncontrolling interest	(214)	167	293	375
Redeemable Preferred Stock dividend	—	19,705	—	38,552
NET (LOSS) INCOME ATTRIBUTABLE TO GETTY IMAGES HOLDINGS, INC.	$(4,063)	$18,823	$(1,367)	$24,875

Net (loss) income per share attributable to Class A Getty Images Holdings, Inc. common stockholders:
Basic	$(0.01)	$0.10	$—	$0.13
Diluted	$(0.01)	$0.09	$—	$0.11

Weighted-average Class A common shares outstanding:
Basic	397,417,290	196,107,293	396,368,132	196,105,637
Diluted	397,417,290	219,623,285	396,368,132	220,575,440

GETTY IMAGES HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data, unaudited)

	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$121,308	$97,912
Restricted cash	4,274	4,482
Accounts receivable – net of allowance of $7,090 and $6,460, respectively	121,661	129,603
Prepaid expenses	12,357	15,728
Taxes receivable	10,604	11,297
Other current assets	15,126	10,497
Total current assets	285,330	269,519
PROPERTY AND EQUIPMENT – NET	176,713	172,083
RIGHT OF USE ASSETS	43,311	47,231
GOODWILL	1,501,190	1,499,578
IDENTIFIABLE INTANGIBLE ASSETS – NET	409,834	419,548
DEFERRED INCOME TAXES – NET	8,286	8,272
OTHER LONG-TERM ASSETS	43,999	51,952
TOTAL	$2,468,663	$2,468,183
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$90,540	$93,766
Accrued expenses	45,301	49,327
Income taxes payable	7,900	8,031
Deferred revenue	175,721	171,371
Total current liabilities	319,462	322,495
LONG-TERM DEBT – NET	1,414,549	1,428,847
LEASE LIABILITIES	42,204	46,218
DEFERRED INCOME TAXES – NET	31,294	37,075
UNCERTAIN TAX POSITIONS	33,073	37,333
OTHER LONG-TERM LIABILITIES	4,445	3,167
Total liabilities	1,845,027	1,875,135
Commitments and contingencies (Note 7)

STOCKHOLDERS’ EQUITY:
Class A common stock, $0.0001 par value: 2.0 billion shares authorized; 398.8 million shares issued and outstanding as of June 30, 2023 and 394.8 million shares issued and outstanding as of December 31, 2022	40	39
Additional paid-in capital	1,957,188	1,936,324
Accumulated deficit	(1,283,721)	(1,282,354)
Accumulated other comprehensive loss	(98,131)	(108,928)
Total Getty Images Holdings, Inc. stockholders’ equity	575,376	545,081
Noncontrolling interest	48,260	47,967
Total stockholders’ equity	623,636	593,048
TOTAL	$2,468,663	$2,468,183

GETTY IMAGES HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,074)	$63,802
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	26,563	24,891
Amortization	14,467	24,110
Unrealized exchange loss (gains) on foreign denominated debt	9,065	(34,727)
Equity-based compensation	18,009	3,130
Deferred income taxes – net	(5,796)	7,790
Uncertain tax positions	(3,010)	109
Non-cash fair value adjustment for swaps and foreign currency exchange contracts	2,725	(16,244)
Amortization of debt issuance costs	1,960	3,122
Non-cash operating lease costs	3,920	5,486
Impairment of right of use assets	—	2,563
Other	1,524	2,777
Changes in current assets and liabilities:
Accounts receivable	6,706	6,909
Accounts payable	1,420	3,653
Accrued expenses	(5,243)	(20,097)
Lease liabilities, non-current	(4,215)	(6,249)
Income taxes receivable/payable	(1,163)	(639)
Interest payable	(130)	6,895
Deferred revenue	5,616	3,723
Other	2,439	(700)
Net cash provided by operating activities	73,783	80,304

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(29,452)	(30,372)
Purchase of a minority investment	—	(2,000)
Net cash used in investing activities	(29,452)	(32,372)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(25,200)	(5,200)
Cash paid for debt issuance costs	(1,137)	—
Proceeds from common stock issuance	4,898	29
Cash paid for settlement of employee taxes related to exercise of equity-based awards	(2,993)	—
Cash paid for equity issuance costs	(150)	(4,741)
Net cash used in financing activities	(24,582)	(9,912)

EFFECTS OF EXCHANGE RATE FLUCTUATIONS	3,439	(11,178)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	23,188	26,842
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – Beginning of period	102,394	191,529
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – End of period	$125,582	$218,371

Non-GAAP Financial Measures

In order to assist investors in understanding the core operating results that our management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Adjusted EBITDA, (2) Adjusted EBITDA Margin, (3) Adjusted EBITDA less capex and (4) Free Cash Flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results. We also evaluate our revenue on an as reported (U.S. GAAP) and currency neutral basis. We believe presenting currency neutral information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided below.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EBITDA less capex

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net (loss) income	$(4,277)	$38,695	$(1,074)	$63,802
Add/(less) non-GAAP adjustments:
Depreciation and amortization	$20,800	$24,284	$41,030	$49,001
Other operating expense – net	$332	$862	$611	$3,568
Interest expense	$31,683	$29,986	$62,180	$59,586
Fair value adjustments, foreign exchange and other non operating expense (income) [1]	$3,171	$(36,368)	$15,690	$(55,694)
Income tax expense	$2,889	$15,222	$6,122	$28,349
Equity-based compensation expense	$11,876	$1,390	$18,009	$3,131
Adjusted EBITDA	$66,474	$74,071	$142,568	$151,743
Capex	$(13,927)	$(14,137)	$(29,452)	$(30,372)
Adjusted EBITDA less capex	$52,547	$59,934	$113,116	$121,371
Net (loss) income margin	(1.9)%	16.6%	(0.2)%	5.4%
Adjusted EBITDA Margin	29.5%	31.7%	30.9%	32.7%

(1) Fair value adjustments for our swaps and foreign currency exchange contracts, foreign exchange gains (losses) and other insignificant non-operating related expenses (income).

Reconciliation of Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities	$41.9	$30.9	$73.8	$80.3
Acquisition of property and equipment	$(13.9)	$(14.1)	$(29.5)	$(30.4)
Free Cash Flow	$27.9	$16.8	$44.3	$49.9

OTHER FINANCIAL DATA

Revenue by Product

	Three Months Ended June 30,				increase / (decrease)
(In thousands)	2023	% of revenue	2022	% of revenue	$ change	% change	CN % change
Creative	141,281	62.6%	146,669	62.9%	(5,388)	(3.7)%	(2.3)%
Editorial	80,281	35.6%	82,945	35.5%	(2,663)	(3.2)%	(2.0)%
Other	4,113	1.8%	3,713	1.6%	400	10.8%	12.4%
Total revenue	$225,675	100.0%	$233,327	100.0%	$(7,652)	(3.3)%	(2.0)%

	Six Months Ended June 30,				increase / (decrease)
(In thousands)	2023	% of revenue	2022	% of revenue	$ change	% change	CN % change
Creative	287,778	62.4%	295,067	63.6%	(7,289)	(2.5)%	(0.2)%
Editorial	164,906	35.7%	161,698	34.8%	3,208	2.0%	4.4%
Other	8,633	1.9%	7,540	1.6%	1,093	14.5%	17.5%
Total revenue	$461,317	100.0%	$464,305	100.0%	$(2,988)	(0.6)%	1.7%

Balance Sheet & Liquidity

($ millions)	June 30, 2023	Dec 31, 2022	Jun 30, 2022
Cash & Cash Equivalents[1]	$121.3	$97.9	$213.8
Available under Revolving Credit Facility[2]	$150.0	$80.0	$80.0
Liquidity	$271.3	$177.9	$293.8
Term Loans Outstanding - USD Tranche	$662.2	$687.4	$992.6
Term Loans Outstanding - EUR Tranche[3]	$456.1	$447.0	$438.9
Total Balance - Term Loans Outstanding[4]	$1,118.30	$1,134.4	$1,431.5
Senior Notes	$300.00	$300.0	$300.0

1 Excludes restricted cash of $4.3 million as of June 30, 2023, $4.5 million as of December 2022 and $4.6 million as of June 30, 2022.

2 Our new Revolving Credit Facility was effective May, 2023 and matures May, 2028. The prior Revolving Credit Facility was effective February 2019 and was scheduled to mature February 2024 prior to the recent extension.

3 Face Value of Debt is 419M EUR. Converted using the FX spot rate as of June 30, 2023 of 1.09, December 31, 2022 of 1.07, and June 30, 2022 of 1.05.

4 Represents face value of debt, not GAAP carrying value

Investor Contact:

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Steven Kanner

Investorrelations@gettyimages.com

Media Contacts:

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Julia Holmes

Julia.Holmes@gettyimages.com